UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 14, 2011

CALGON CARBON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers.

On October 14, 2011, Calgon Carbon Corporation (the “Company”) appointed Reinier Keijzer, Vice President, Finance, Europe and Allan Singleton, Director Sourcing & Supply Chain Asia, as officers to serve as members of the Senior Leadership Team of the Company.  Their respective compensatory arrangements are summarized as follows:

1.
Reinier Keijzer’s Agreement. On October 1, 2007, Chemviron Carbon, Belgian branch of the Company (“Chemviron Carbon”) and Reinier Keijzer (“Mr. Keijzer”) entered into an Employment Contract and Confirmation Letters with regard to remuneration and benefits, such agreements are collectively referred to herein as (the “Keijzer Agreement”).  The Keijzer Agreement was executed in Feluy, Belgium and Mr. Keijzer serves as the Executive Director of Chemviron Carbon.

a.
Terms and Compensation. Pursuant to the terms of the Keijzer Agreement, Mr. Keijzer is entitled to receive €135,000, i.e. a monthly remuneration of €9698.28 multiplied by 13.92 (it being understood that Mr. Keijzer is entitled to a thirteenth month and holiday bonuses in accordance with the applicable legislation).  Mr. Keijzer’s compensation is subject to annual revisions and he may also receive a bonus of which the objectives shall be determined by the policy in force with Chemviron Carbon.  The Keijzer Agreement is effective October 1, 2007 for an indefinite period and may be terminated with or without cause by Chemviron Carbon or terminated by either party in accordance with the provisions of Belgian law regarding employment contracts.

b.
Severance.  The Keijzer Agreement also calls for notice prior to any termination of his employment without “serious reason” to be determined pursuant to a  “Claeys formula” which is used by Belgian labor courts to determine severance compensation. In addition, the Keijzer Agreement provides that, unless Chemviron Carbon waives the application of Mr. Keijzer’s non-competition clause within fifteen days of termination of the Keijzer Agreement, he shall be paid an indemnity equivalent to one half of his gross remuneration for the last month of employment with Chemviron Carbon, multiplied by the number of months for which the clause is applicable.

c.
Tasks and Duties.  Mr. Keijzer shall be responsible for the management of the Financial Department of Chemviron Carbon.  His duties include serving as Executive Director of Chemviron Carbon and as a director of Chemviron Carbon Limited, a UK private limited company and Chemviron Carbon, GmbH, a German company, all of which are wholly owned subsidiaries of the Company.

d.
Other Provisions.  The Keijzer Agreement requires Mr. Keijzer to comply with confidentiality and non-compete and Chemviron Carbon shall provide a company car to Mr. Keijzer, which is standard practice for executives in Western Europe. Mr. Keijzer's seniority shall be considered as having commenced on April 1, 2002.

2.
Singleton Agreements. On September 21, 2011, Calgon Carbon Asia Pte. Ltd., a Singapore company (“Calgon Carbon Asia”) entered into a Letter of Appointment with Allan Singleton, Director Sourcing & Supply Chain Asia (“Mr. Singleton”) to be effective October 1, 2011 (the “LOA”) and as of October 14, 2011, Calgon Carbon Asia and Mr. Singleton entered into a waiver with regard to the confidentiality provision of the LOA.  Also on September 21, 2011, Chemviron Carbon Limited, a UK private limited company (“Chemviron Carbon UK”) extended an Agreement on Future Continuation of UK Employment Contract to Mr. Singleton (the “Continuation Agreement”).  Until October 1, 2011, Mr. Singleton served as the Business Development Director Europe & Asia for Chemviron Carbon UK and was located in Grays, Essex, United Kingdom and then relocated to Singapore and began working for Calgon Carbon Asia.

a.
Term and Compensation. Pursuant to the terms of the LOA, Mr. Singleton is entitled to receive an annual base salary of SGD 232,851.  In addition to the annual base salary, Mr. Singleton shall be paid an annual fixed bonus of fifteen percent (15%) of the annual base salary and he may be eligible to participate in any group bonus or share system. The LOA is effective October 1, 2011 and shall automatically expire on September 30, 2014, unless extended in writing by both parties.

b.
Severance. If the LOA is terminated by Calgon Carbon Asia, Calgon Carbon Asia will relocate Mr. Singleton to the United Kingdom.  If Calgon Carbon Asia terminates the LOA for cause, Mr. Singleton shall only be entitled to payment of accrued but unpaid salary up to the last day of his service.

c.
Benefits.  Calgon Carbon Asia shall provide Mr. Singleton with housing which includes rent, utilities and insurance. In addition, Calgon Carbon Asia shall provide a company car to Mr. Singleton, which is standard practice for executives in Western Europe and Calgon Carbon Asia shall also pay for airplane tickets for Mr. Singleton and his family.

d.	Other Provisions. The LOA requires Mr. Singleton to comply with confidentiality and is governed by the laws of the Republic of Singapore.

e.
The Continuation Agreement.  The Employment Agreement between Chemviron Carbon UK (the “UK Employment Agreement”) and Mr. Singleton will be suspended during the term of the LOA.  Upon the termination or expiration of the LOA for reasons other than serious misconduct, termination by Mr. Singleton or his total incapacity, the suspension of the UK Employment Agreement shall cease and Mr. Singleton shall be re-employed by Chemviron Carbon UK at his then current annual base salary calculated with the exchange rate of 1 GBP equals 1.98171 SGD.  Mr. Singleton will be eligible to re-join Chemviron Carbon UK’s defined contribution pension scheme and Chemviron Carbon UK agrees to contribute fifteen percent (15%) of Mr. Singleton’s then current base salary into the scheme when he contributes five percent (5%) of his then current base salary.  This contribution will be in lieu of the annual fixed bonus under the terms of the LOA which shall cease when the UK Employment Agreement becomes effective.  All benefits under the LOA will also terminate upon the reactivation of the UK Employment Agreement.  Chemviron Carbon UK reserves the right to terminate the UK Employment Agreement at any time and upon termination, Mr. Singleton will benefit from notice and severance in accordance with English law.

The summary of the Keijzer Agreement, the LOA and the Continuation Agreement in this Current Report on Form 8-K are qualified in their entirety to the full text of the each agreement, the same being attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 are being filed pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit No.	Description
10.1	Employment Contract and Confirmation Letters by and between Chemviron Carbon, Belgian branch of Calgon Carbon Corporation and Reinier Keijzer dated October 1, 2007.
10.2	Letter of Appointment by and between Calgon Carbon Asia Pte. Ltd. and Allan Singleton dated September 21, 2011 and effective October 1, 2011.
10.3	Agreement on Future Continuation of UK Employment Contract by and between Chemviron Carbon Limited and Allan Singleton dated September 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: October 20, 2011	/s/ Richard D. Rose
(Signature)
Richard D. Rose
Senior Vice President, General Counsel and Secretary